Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 19, 2012, relating to our audits of the consolidated financial statements of Shepherd’s Finance, LLC appearing in that Prospectus, and to the reference to our firm under the caption “Independent Registered Public Accountants” in such Prospectus.

/s/ Carr, Riggs & Ingram, LLC

Enterprise, AL

June 15, 2012